ASSIGNMENT AND ASSUMPTION AGREEMENT

between

FAM SHAREHOLDER SERVICES, INC.

and

FENIMORE ASSET MANAGEMENT, INC.

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of this 11th day of September, 2017, by and between FAM Shareholder Services, Inc., a New York corporation (“FSS”) and Fenimore Asset Management, Inc., also a New York corporation (“Fenimore”), and is acknowledged and consented to by Fenimore Asset Management Trust (the “Trust”), a Massachusetts business trust registered as an investment company under the Investment Company Act of 1940, as amended, which consists of FAM Value Fund, FAM Equity-Income Fund and FAM Small Cap Fund (the “Funds”).

W I T N E S S E T H    T H A T:

WHEREAS, FSS and the Trust are each parties to: (1) a Fund Accounting Agreement with respect to the Investor Shares of each of the Funds and (2) a Fund Accounting Agreement with respect to the Institutional Shares of each of the Funds (the “Agreements”); and

WHEREAS, FSS has determined that it no longer intends to provide the fund accounting services to the Funds that it currently provides pursuant to the terms of the Agreements and FSS has further determined that it wishes to assign all of its duties and obligations under each of the Agreements to Fenimore and have Fenimore assume the role of fund accounting agent for each of the Funds so that Fenimore will provide such services directly to the Funds or otherwise procure such services from a qualified third-party; and

WHEREAS, Fenimore has indicated its willingness to accept such assignment and to assume FSS’s duties and obligations under each of the Agreements; and

WHEREAS, Fenimore currently serves as the investment adviser to each of the Funds pursuant to the Amended Investment Advisory Agreements entered into between Fenimore and the Trust, on behalf of each of the Funds, and Fenimore possesses the personnel, resources and expertise necessary in order to serve as a fund accounting agent for the Funds and to provide fund accounting services to the Funds or otherwise oversee the provision of such services that are provided to the Funds by a qualified third-party; and

WHEREAS, in accordance with the terms of Section 12(b) of each respective Agreement, each Agreement may be assigned by either party to the Agreement provided that the written consent of the other party has been provided;

NOW, THEREFORE, the parties hereto, intending to be legally abound, agree as follows:

1. ASSIGNMENT. FSS hereby assigns to Fenimore all of FSS’s duties and obligations with respect to the provision of fund accounting services to the Funds under each of the Agreements.

2. ASSUMPTION. Fenimore, intending to be legally bound, hereby agrees to assume all of the duties and obligations of FSS with respect to the provision of fund accounting services as applicable to FSS under the terms and conditions of each respective Agreement and accepts the responsibilities and agrees to perform all such services as required with respect to the Investor Shares and the Institutional Shares of each Fund.

3. REPRESENTATIONS OF FSS. FSS represents and warrants that: (i) all action required of FSS to assign its duties and obligations under each of the Agreements with respect to the provision of fund accounting services to each Fund has been taken, and (ii) this Agreement creates a valid and binding agreement enforceable against FSS in accordance with its terms.

4. REPRESENTATIONS OF FENIMORE. Fenimore represents and warrants that: (i) Fenimore is registered as an investment adviser with the U. S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and its registration is currently in full force and effect; (ii) Fenimore is capable and is legally empowered to assume the duties and obligations being assigned to it hereunder and to act as a fund accounting agent to each of the Funds; (iii) all action required of Fenimore to assume the duties and obligations being assigned to it hereunder has been taken, and (iv) this Agreement creates a valid and binding agreement enforceable against Fenimore in accordance with its terms.

5. ACKNOWLEDGEMENT AND CONSENT OF THE TRUST. The Trust hereby acknowledges and consents in full to all of the actions called for in accordance with this Agreement.

6. GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, FSS, Fenimore and the Trust hereby execute this Agreement as of the day and year first above written.

FAM Shareholder Services, Inc.

By:

Name:

Title:

Fenimore Asset Management, Inc.

By:

Name:

Title:

Acknowledged and Consented to by:
Fenimore Asset Management Trust

By:

Name:

Title: